United States

Securities and Exchange Commission

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 28, 2025

CADRE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40698	38-3873146
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

13386 International Pkwy
Jacksonville, Florida	32218
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 741-5400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $.0001	CDRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 28, 2025, Cadre Holdings, Inc. (the “Company”) and Safariland, LLC (the “Buyer”), a subsidiary of the Company, entered into a Securities Purchase Agreement (the “Purchase Agreement”) with RG Beck AZ, Inc., an Arizona corporation (“Seller”), pursuant to which the Seller agreed to sell all of the issued and outstanding equity ownership interests (the “Equity Interests”) of each of TYR Tactical, LLC, an Arizona limited liability company (“TYR”), Dominus, LLC, an Arizona limited liability company (“Dominus”), and RG Beck AZ Sub, Inc., an Arizona corporation (“RGB AZ Sub,” together with TYR and Dominus, the “Purchased Companies”). RGB AZ Sub owns 100% of the equity interests of TYR Tactical Canada ULC (“TYR Canada”), and Dominus owns 100% of the equity interests of TYR Tactical A/S (“TYR Denmark”, together with the Purchased Companies and TYR Canada, the “Company Group”). The Company Group is engaged in the business of manufacturing advanced tactical gear and equipment such as soft armor, tactical vests and plate carriers, and ballistic plates and shields, as well as innovative and differentiated technologies, to military, law enforcement, and government agencies worldwide. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Buyer has agreed to acquire the equity of the Purchased Companies for an aggregate purchase price of $145,000,000 consisting of: (i) $130,000,000 in cash, subject to customary working capital adjustments in accordance with the terms of the Purchase Agreement, and (ii) $15,000,000 of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), as calculated pursuant to the Purchase Agreement, comprised of: (a) $14,000,000 in the form of unregistered shares of the Company’s Common Stock, and (b) $1,000,000 in the form of restricted stock unit awards to be granted to certain employees of the Company Group following the Closing pursuant to the Company’s 2021 Stock Incentive Plan.

The Purchase Agreement provides that the Seller may receive up to $25,000,000 in additional contingent consideration in the form of earn-out payments based on the achievement of specified Net Revenue Targets of the Company Group during calendar years 2026, 2027, and 2028 (each, an “Earn-Out Year”). The potential earn-out payments are subject to an amount not to exceed $8,333,334 in the first Earn-Out Year and $8,333,333 in each succeeding Earn-Out Year (each, an “Annual Earn-Out Cap”), and to the other terms and conditions set forth in the Purchase Agreement, including applicable setoff rights. Earn-out payments may be paid, at the Buyer’s sole discretion, in cash, unregistered shares of the Company’s Common Stock, or a combination thereof. Each Earn-Out Year is separate and self-contained; failure to meet the threshold in any Earn-Out Year does not affect eligibility in any other Earn-Out Year, and unmet or unearned amounts may not be reallocated or carried forward. No earn-out payment is payable for any Earn-Out Year in which Net Revenue is less than 90% of the applicable target for such year. If Net Revenue equals 90% of the applicable target, 50% of the Annual Earn-Out Cap for such year is payable. If Net Revenue equals or exceeds 100% of the applicable target, 100% of the Annual Earn-Out Cap is payable. For Net Revenue performance between 90% and 100% of the applicable target, the earn-out for such year will be determined by straight-line interpolation (i.e., each 1% increase above 90% of the Net Revenue Target will result in a 5% increase to the 50% achievement of the Annual Earn-Out Cap for the Earn-Out Year in question, so that if 91% of the Net Revenue Target is achieved in an Earn-Out Year, the Earn-Out payment for such Earn-Out Year will equal 55% of the Annual Earn-Out Cap, at 95% of the Net Revenue Target, 75% of the Annual Earn-Out Cap will be payable, and so on).

The Purchase Agreement includes customary (i) representations and warranties of the parties, (ii) covenants, including covenants with respect to actions to be taken prior to the closing, which include, among others, that the Seller shall, and shall cause the Company Group to, conduct and operate the business of the Company Group in the ordinary course consistent with past practice until the Closing and refrain from certain activities or transactions during such period; and (iii) provisions regarding confidentiality, non-competition and non-solicitation.

The Buyer, at its sole cost and expense, has obtained a conditionally bound warranty and indemnity insurance policy providing coverage for certain losses arising from any inaccuracies or breaches of the representations and warranties of the Seller and the Company Group contained in the Purchase Agreement, subject to applicable exclusions, policy limits, and other terms and conditions, as more fully described in the Purchase Agreement.

The obligations of the parties to consummate the purchase and sale of the Purchased Equity and the other transactions contemplated by the Purchase Agreement are subject to the satisfaction or waiver of customary closing conditions, including, without limitation, (i) the accuracy of the respective representations and warranties of the Buyer and Seller (subject to customary materiality qualifications), (ii) each of the Buyer and Seller having performed and complied in all material respects with all respective covenants required by the Purchase Agreement to be performed or complied with by such party on or prior to the Closing Date, (iii) the absence of any Material Adverse Effect with respect to the business, operations, assets, liabilities (contingent or otherwise), financial condition or results of operations of the business of the Company Group taken as a whole, (iv) the expiration, termination, or waiver of all applicable waiting periods under the HSR Act and other competition or national security laws (including any foreign or non-U.S. jurisdiction), (v) the absence of any pending or threatened governmental action seeking to restrain, prohibit, or condition the transactions contemplated by the Purchase Agreement, and (vi) the delivery of various documents by Buyer and the Seller.

As an additional condition to Closing, Buyer or one of its designated Affiliates shall have consummated, or shall consummate concurrently with the Closing, the acquisition of certain real property located in Peoria, Arizona and used in the operation of the business of the Company Group, owned by an Affiliate of Seller, pursuant to a definitive purchase and sale agreement (the “Real Estate Purchase Agreement”) for an aggregate purchase price of $30,000,000, comprised of $20,000,000 in cash, and $10,000,000 in the form of unregistered shares of the Company’s Common Stock, calculated in the same manner as the equity consideration issued pursuant to the Purchase Agreement.

The Company has agreed to file, within 60 calendar days following the Closing Date, a registration statement on Form S-3 with the Securities and Exchange Commission to register for public resale by the Seller and/or its Affiliates the shares of the Company’s unregistered Common Stock issued as equity consideration pursuant to the Purchase Agreement and the Real Estate Purchase Agreement.

The closing of the purchase and sale of the Purchased Equity, and the other transactions contemplated by the Purchase Agreement, is expected to occur on the later of (i) January 5, 2026, (ii) the third Business Day following the satisfaction or waiver of the closing conditions set forth in the Purchase Agreement (other than those conditions to be satisfied at Closing), or (iii) such other date as may be mutually agreed in writing by the parties. If Closing does not occur by the later of (x) January 31, 2026 (automatically extended to March 31, 2026 if any Required Governmental Approval remains outstanding, or such later date as agreed in writing) and (y) five Business Days after final, non-appealable resolution of any injunction or specific-performance action filed on or before that date, either party may terminate the Purchase Agreement. The Purchase Agreement provides that, if either party fails to consummate the transaction within five Business Days after receiving written notice from the other party that all of its closing conditions have been satisfied or waived and such other party is prepared to close, the breaching party must pay liquidated damages of $10,000,000 plus reasonable, documented out-of-pocket expenses (including the fees and expenses of legal, accounting, financial and other advisors, consultants and service providers) actually incurred.

The Purchase Agreement provides that if the closing conditions to the obligations of Buyer to consummate the Transaction are satisfied or waived by the Buyer (other than conditions intended to be satisfied at Closing) and the Buyer has confirmed in writing that it is ready, willing, and able to close, the Buyer may seek specific performance, without posting a bond, to compel the Seller to consummate the Closing and deliver the Equity Interests, including causing the Company Group to take required actions. The Seller, the Company Group, and their affiliates waived any right to seek equitable relief or specific performance under the Purchase Agreement, except for claims arising from specified covenants, and the Buyer’s right to specific performance is in addition to any other remedies available at law or in equity.

No assurances can be given that the transactions contemplated by the Purchase Agreement will be consummated. The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is included as Exhibit 2.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

The Purchase Agreement included as an exhibit to this Report is intended to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Buyer, the Seller, the Company Group or any of their respective subsidiaries or affiliates and/or their respective businesses. The representations, warranties and undertakings contained in the Purchase Agreement were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to that agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to that agreement; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and undertakings or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Buyer, the Seller, the Company Group or any of their respective subsidiaries or affiliates and/or their respective businesses. Moreover, information concerning the subject matter of the representations, warranties and undertakings may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits.

Exhibit	Description

2.1	Securities Purchase Agreement, by and among Cadre Holdings, Inc., Safariland, LLC and RG Beck AZ, Inc, dated as of October 28, 2025.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2025

CADRE HOLDINGS, INC.

By:	/s/ Blaine Browers
Name:	Blaine Browers
Title:	Chief Financial Officer